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                                   EXHIBIT 23
                         CONSENT OF INDEPENDENT AUDITOR

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-68018) pertaining to the ARRIS Group, Inc. Employee Savings Plan of our report dated June 12, 2003, except for Note 6, as to which the date is June 24, 2003, with respect to the financial statements and schedule of the (ARRIS Group, Inc. Employee Savings Plan included in this Annual Report
Form 11-K) for the year ended December 31, 2002.

                                                          /s/ ERNST & YOUNG LLP

Atlanta, Georgia
June 24, 2003


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